EXHIBIT 99.1

Via Renewables, Inc. Enters into Agreement for all of its Class A Common Stock to be Acquired at $11.00 Per Share in Cash

HOUSTON, TX / January 2, 2024 / Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, announced today that it has signed a merger agreement (the “Agreement”) whereby all of Via Renewables’ Class A common stock, except for certain shares described below, will be acquired by Retailco, LLC, a Texas limited liability company (“Retailco”) for $11.00 per share.  The cash consideration represents a 17.0% premium to the closing share price of Via Renewables’ Class A common stock on December 29, 2023, the last trading day prior to today’s announcement and execution of the Agreement. The cash consideration also represents a 19.7% premium to the 30 trading-day volume-weighted average price as of December 29, 2023, and a 36.5% premium to the 60 trading-day volume-weighted average price as of December 29, 2023.

Retailco is an entity owned by TxEx Energy Investments, LLC, which is wholly owned by William Keith Maxwell, III (“Maxwell”). Maxwell is Via Renewables’ current Chief Executive Officer and Chairman of the Board and directly and indirectly owns approximately 65.7% of Via Renewables’ common stock. The Agreement was negotiated and entered into following Via Renewables’ receipt of proposals from Maxwell in which he expressed an interest in acquiring all shares of Via Renewables’ Class A common stock that he did not currently hold.

The transaction will be effected by a merger of NuRetailco LLC, a Delaware limited liability company (“NuRetailco”) and wholly owned subsidiary of Retailco, with and into Via Renewables, with Via Renewables surviving. Under the terms of the Agreement, all of Via Renewables’ Class A common stock, except for shares of Class A common stock for which appraisal rights have been properly and validly exercised under Delaware law and certain additional shares, including those held by Via Renewables or any of its subsidiaries (or held in Via Renewables’ treasury); Retailco or NuRetailco or any of their respective subsidiaries; or Maxwell, and any person or entity controlled by him, will be converted into the right to receive the cash consideration. The Class A common stock, currently traded under the symbol VIA, will cease to trade on NASDAQ upon consummation of the transaction. Via Renewables expects that its Series A Preferred Stock, currently traded under the symbol VIASP, will continue to trade on NASDAQ following the transaction. Accordingly, Via Renewables will remain subject to the reporting requirements of the Securities Exchange Act of 1934.

The transaction was negotiated on behalf of Via Renewables by a Special Committee of its Board of Directors with the assistance of independent financial and legal advisors. The Special Committee is comprised of entirely disinterested and independent directors. Following the Special Committee’s unanimous recommendation in support of the merger, Via Renewables’ Board of Directors (other than Maxwell) approved the Agreement and recommended that the Via Renewables’ stockholders adopt and approve the Agreement and the merger.

The Agreement provides for a “go-shop” period of thirty days following execution of the Agreement during which the Special Committee will be permitted to initiate, solicit or knowingly encourage and facilitate discussion for any inquiry, offer or request that could reasonably be expected to lead to a competing transaction with a third party. Maxwell has not forfeited his right to participate in any subsequent meeting of the Via Renewables’ Board of Directors regarding a competing transaction or superior proposal. There can be no assurance that this “go-shop” process will result in a competing transaction or superior proposal.

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The merger is subject to approval by a majority of holders of the issued and outstanding shares of Via Renewables’ Class A common stock and Class B common stock. In addition, the merger is subject to a non-waivable requirement of approval by the holders of at least a majority of the issued and outstanding Class A common stock and Class B common stock not owned by Maxwell and his affiliated entities or the directors, officers or their immediate family members. Maxwell and affiliated entities have entered into a support agreement to vote their shares in favor of the transaction and against any competing transaction.

The Agreement is not subject to a financing condition, but is subject to customary closing conditions. The transaction is expected to close in the second quarter of 2024.

B. Riley Securities, Inc. is serving as financial advisor to the Special Committee. Jones Walker LLP is serving as legal counsel to the Special Committee. Maxwell, Retailco and NuRetailco have been advised by their own financial advisors and legal counsel, Cokinos | Young.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers across the United States with an alternative choice for their natural gas and electricity needs. Via Renewables, headquartered in Houston Texas, currently operated in 20 states and 103 utility territories under well-established and well-regarded brands, including Spark Energy, Major Energy, Provider Power, and Verde Energy. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. The Company intends to file a proxy statement and other relevant materials with the SEC in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BEFORE MAKING A VOTING DECISION WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.viarenewables.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the ownership of the Company’s Class A common stock by directors and executive officers is included in its SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.viarenewables.com), or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

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Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this communication related to the merger, including its timing and effects, conditions to closing and approval requirements, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this communication are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement or change in vote recommendation; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; the failure of the proposed merger to close for any other reason; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Agreement or otherwise; the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; the effect of the announcement of the proposed merger on the Company’s relationships with its contractual counterparties, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the proposed merger.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2022, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Contact: Via Renewables, Inc.

Investors:

Stephen Rabalais, 832-200-3727

Media:

Kira Jordan, 832-255-7302

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